EXHIBIT 3.1B




                      ARTICLES OF AMENDMENT
                             TO THE
                    ARTICLES OF INCORPORATION
                               OF
                     ACX TECHNOLOGIES, INC.


     Pursuant to Section 7-110-106 of the Colorado Corporate
     Code, ACX Technologies, Inc., a Colorado corporation (the
     "Corporation"), hereby certifies as follows:

     1.   The name of the corporation is ACX Technologies, Inc.

     2. Article One of the Articles of Incorporation is hereby amended to read in its entirety as follows:

     "The name of the corporation is Graphic Packaging
     International Corporation."

     3. This amendment to the Articles of Incorporation was adopted by a vote of the shareholders of the Corporation on May 9, 2000. The number of shares voted for the amendment was sufficient for approval.

     4. Except as amended hereby, the provisions of the Articles of Incorporation shall remain in full force and effect.


     Dated:  May 12, 2000


                                   ACX TECHNOLOGIES, INC.


                                   By:_______________________
                                   Jeffrey H. Coors
                                   Chairman and President